UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2010

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Hawk Systems, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-49864	65-1089222
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2385 NW Executive Center Drive, Suite 100
Boca Raton, FL  33431
(Address of principal executive offices)  (Zip Code)

(561) 962-2885
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Executive Officer

On August 12, 2010, the board of directors of Hawk Systems, Inc. (the “Company”) appointed Mr. Douglas G. Scott, a member of the Company’s board of directors, to serve as Interim Chief Executive Officer of the Company.

Mr. Douglas G. Scott, age 47, has over 20 years experience in the tactical and civilian telecommunications industry after serving as a Cryptologist/Linguist and Airborne Intercept Operator in the United States Navy. Mr. Scott has served as a member of the Company’s board of directors since May 2010.  Since November 2009, Mr. Scott has served as president and director of Freedom Renewable Energy Corp., a company that is in the business of renewable energy technology marketing, sales, distribution, implementation, operation and maintenance.  Mr. Scott also served as chief executive officer of Global Waste to Energy, Ltd. and president of Americas Waste to Energy, Inc. prior to their merger with Freedom Renewable Energy Corp. in February 2010.  Prior to that, from May 2007 to July 2008, Mr. Scott served as a director of international sales and strategic partnerships for Fulcrum Technologies, Inc., an asset infrastructure life cycle management company, where he was responsible for the management and expansion of multinational accounts requiring Sarbanes Oxley 404 third party validation of network assets.  From January 2006 to April 2007, Mr. Scott served as chief executive officer of Rauch Allied, LLC, a company that provides technology consulting, training and advisory services to friendly governments in counter terrorism operations, border security, prison system upgrades, tactical network/signals monitoring, tracking and denial of service to special operations teams supporting capture of specific targets. Mr. Scott currently serves as a board adviser to Rauch.  From May 2005 to January 2006, Mr. Scott served as a consulting account director for the Telefónica LATAM Account at Actix, Inc., a company that provides automated network performance engineering and network status management systems to mobile network operators.  From May 2004 to March 2006, Mr. Scott served as vice president global business development at Infiniroute Networks, Inc., a global Voice-Over-Internet-Protocol (VOIP) tiering portal for Tier 1 and Tier 2 operators, where Mr. Scott directed VOIP related global business development strategy and managed the global sales of the company’s Managed VOIP Platform (MVP) including the related suite of software products and services. Mr. Scott graduated magna cum laude from the University of North Carolina in 1995, where he earned a Bachelor of Arts in Spanish/International Relations. Mr. Scott is also certified in Advanced Hebrew Language, Radio Frequency and Cryptology Training, Technical Computer and Satellite Systems Training from the Naval Technical Training Command.

There are no family relationships between Mr. Scott and any officer or director of the Company.  The Company is not aware of any arrangement or understanding between Mr. Scott and any other person, pursuant to which Mr. Scott was selected as an officer.  Neither Mr. Scott nor any of his immediate family members has been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Hawk Systems, Inc.

Date: August 18, 2010	By:	/s/ David Coriaty
David Coriaty, Designated Officer and Director

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